EXHIBIT 99.77O


                                   FORM 10f-3

                                 BLACKROCK FUNDS
                                  (THE "TRUST")

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.   Name of Purchasing Portfolio: BlackRock Core Bond Trust

2.   Issuer: Verizon Global (rate--6.125%, due 6/15/07)

3.   Date of Purchase: 6/18/02

4.   Underwriter from whom purchased: Deutsche Bank Securities Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (ATTACH LIST OF ALL MEMBERS OF SYNDICATE): PNC Capital Markets

6.   Aggregate principal amount of purchase (out of total offering): $400,000

     (total offering: $1,000 million)

7. Aggregate principal amount of purchase by funds advised by BlackRock (out of total offering): $39.9 million

8.   Purchase price (net of fees and expenses): 99.786

9.   Date offering commenced: 6/18/02

10.  Offering price at end of first day on which any sales were made: 100.475



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11.  Have the following conditions been satisfied:

                                                                    YES     NO
                                                                    ---     ---
     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which is
          being offered to the public, OR are Eligible
          Municipal Securities, OR are securities sold in an
          Eligible Foreign Offering OR are securities sold in
          an Eligible Rule 144A Offering.                           _X_     ___

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by each
          other purchaser of securities in that offering or in
          any concurrent offering of the securities (except,
          in the case of an Eligible Foreign Offering, for any
          rights to purchase required by laws to be granted to
          existing security holders of the Issuer) OR, if a
          rights offering, the securities were purchased on or
          before the fourth day preceding the day on which the
          rights offering terminated.                               _X_     ___

     c.   The underwriting was a firm commitment underwriting.      _X_     ___

     d.   The commission, spread or profit was reasonable and
          fair in relation to that being received by others
          for underwriting similar securities during the same
          period.                                                   _X_     ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such securities
          has been in continuous operation for not less than
          three years (including the operations of
          predecessors).                                            _X_     ___


Approved: Dennis Schaney                       Date: July 23, 2002
          -----------------------------------        ---------------------------



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


                                   FORM 10f-3

                                 BLACKROCK FUNDS
                                  (THE "TRUST")

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.   Name of Purchasing Portfolio: BlackRock Core Bond Trust

2.   Issuer: Verizon Global (rate--7.75%, due 6/15/32)

3.   Date of Purchase: 6/18/02

4.   Underwriter from whom purchased: Salomon Smith Barney Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (ATTACH LIST OF ALL MEMBERS OF SYNDICATE):
     PNC Capital Markets

6.   Aggregate principal amount of purchase (out of total offering): $400,000

     (total offering: $400 million)

7. Aggregate principal amount of purchase by funds advised by BlackRock (out of total offering): $34.6 million

8.   Purchase price (net of fees and expenses): 98.742

9.   Date offering commenced: 6/18/02

10.  Offering price at end of first day on which any sales were made: 103.68



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


11.  Have the following conditions been satisfied:

                                                                    YES     NO
                                                                    ---     ---
     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which is
          being offered to the public, OR are Eligible
          Municipal Securities, OR are securities sold in an
          Eligible Foreign Offering OR are securities sold in
          an Eligible Rule 144A Offering.                           _X_     ___

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by each
          other purchaser of securities in that offering or in
          any concurrent offering of the securities (except,
          in the case of an Eligible Foreign Offering, for any
          rights to purchase required by laws to be granted to
          existing security holders of the Issuer) OR, if a
          rights offering, the securities were purchased on or
          before the fourth day preceding the day on which the
          rights offering terminated.                               _X_     ___

     c.   The underwriting was a firm commitment underwriting.      _X_     ___

     d.   The commission, spread or profit was reasonable and
          fair in relation to that being received by others
          for underwriting similar securities during the same
          period.                                                   _X_     ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such securities
          has been in continuous operation for not less than
          three years (including the operations of
          predecessors).                                            _X_     ___


Approved: Dennis Schaney                       Date: July 23, 2002
          -----------------------------------        ---------------------------



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